As filed with the Securities and Exchange Commission on March 11, 2003
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                              FORTUNE BRANDS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                      13-3295276
  (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                      Identification No.)

                 300 Tower Parkway, Lincolnshire, Illinois 60069
               (Address of Principal Executive Offices) (Zip Code)
                                   ----------
                     Fortune Brands Retirement Savings Plan
                            (Full Title of the Plan)
                                   ----------

                MARK A. ROCHE, ESQ.                              Copy to:
Senior Vice President, General Counsel and Secretary      EDWARD P. SMITH, ESQ.
                FORTUNE BRANDS, INC.                     CHADBOURNE & PARKE LLP
                 300 Tower Parkway                        30 Rockefeller Plaza
           Lincolnshire, Illinois 60069                 New York, New York 10112
    (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (847) 484-4400
                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================== ================ ================= ==================== ================
                                                           Proposed           Proposed
                                                           maximum             maximum
        Title of securities            Amount to be     offering price        aggregate          Amount of
          to be registered             registered**     per share ***     offering price***    registration
                                                                                                    fee
------------------------------------- ---------------- ----------------- -------------------- ----------------
Common Stock, Par Value $3.125 per
   share, and Preferred Share
   Purchase                              5,000,000          $41.41          $207,050,000          $16,750
   Rights*...........................     shares
===================================== ================ ================= ==================== ================

*The Preferred Share Purchase Rights are attached to and trade with the Common Stock. The value, if any, attributed to such Rights is reflected in the market price of the Common Stock.
**In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
***Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low per share market price ($41.80 and $41.01, respectively) of the Common Stock on March 5, 2003, as reported on the New York Stock Exchange Composite Transactions.

================================================================================

                                EXPLANATORY NOTE
================================================================================

                  Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                  The Plan changed its name from the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies to the Fortune Brands Retirement Savings Plan on October 1, 1999.

                  Fortune Brands changed its name from American Brands, Inc. to Fortune Brands, Inc. on May 30, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Registrant or the Plan with the Securities and Exchange Commission are specifically incorporated herein by reference and made a part hereof:

               (i) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which incorporates by reference certain information, including the Company's 2001 consolidated financial statements contained in its 2001 Annual Report to Stockholders;

               (ii) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;

               (iii) the description of Registrant's Common Stock, par value $3.125 per share, set forth under the headings "Description of Fortune Brands Capital Stock" and "Comparative Rights of Shareholders" on pages 94-105 of Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders of Fortune Brands, Inc.;

               (iv) the description of Registrant's Preferred Share Purchase Rights set forth on Registrant's Application for Registration on Form 8-A dated December 22, 1997;

               (v) the Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2001, filed pursuant to Section 15(d) of the Exchange Act; and

               (vi) Registrant's Registration Statement on Form S-8 (Registration No. 333-95919), as amended by Post-Effective Amendment No. 1 on Form S-8.

         All documents subsequently filed by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         This Item is not applicable as Registrant's Common Stock is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         This Item is not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides in part as follows:

                 "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                 "(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                 "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                 "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                 "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                 "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                 "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

                 "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."


Article XIII of Registrant's By-laws provides as follows:

         "Section 1. (A) Each person (an 'indemnitee') who was or is made or threatened to be made a party to or was or is involved (as a witness or otherwise) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a

'proceeding'), by reason of the fact that he or she or a person of whom he or she is the legal representative was or is a director, officer or employee of [Registrant] or was or is serving at the request of [Registrant] as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding was or is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by [Registrant] to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits [Registrant] to provide broader indemnification rights than said law permitted [Registrant] to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and retainers therefor, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article XIII with respect to proceedings seeking to enforce rights to indemnification, [Registrant] shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of [Registrant].

         (B) The right to indemnification conferred in this Article XIII is and shall be a contract right. The right to indemnification conferred in this
Article XIII shall include the right to be paid by [Registrant] the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by [Registrant] within 20 days after the receipt by [Registrant] of a statement or statements from the indemnitee requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to [Registrant] of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XIII or otherwise.

         "Section 2. (A) To obtain indemnification under this Article XIII, an indemnitee shall submit to [Registrant] a written request, including therein or therewith such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Upon written request by an indemnitee for indemnification pursuant to the first sentence of this Section 2(A), a determination, if required by applicable law, with respect to the indemnitee's entitlement thereto shall be made as follows: (1) if requested by the indemnitee, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the indemnitee for a determination by Independent Counsel,
(a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (b) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (c) by the stockholders of [Registrant]. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the indemnitee, the Independent Counsel shall be selected by the indemnitee unless the indemnitee shall request that such selection be made by the Board of Directors, in which event the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be made within 10 days after such determination.

         (B) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the indemnitee is entitled to indemnification under this Article XIII, and [Registrant] shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         "Section 3.(A) If a claim under Section 1 of this Article XIII is not paid in full by [Registrant] within 30 days after a written claim pursuant to
Section 2(A) of this Article XIII has been received by [Registrant], or if an advance is not made within 20 days after a request therefor pursuant to Section 1(B) of this Article XIII has been received by [Registrant], the indemnitee may at any time thereafter bring suit (or, at the indemnitee's option, an arbitration proceeding before a single arbitrator pursuant to the rules of the American Arbitration Association) against [Registrant] to recover the unpaid amount of the claim or the advance and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such suit or proceeding (other than a suit or proceeding brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to [Registrant]) that the indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for [Registrant] to indemnify the indemnitee for the amount claimed or that such indemnification otherwise is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on [Registrant].

         (B) Neither the failure of [Registrant] (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by [Registrant] (including its Board of Directors, Independent Counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct.

         (C) If a determination shall have been made pursuant to Section 2(A) of this Article XIII that the indemnitee is entitled to indemnification, [Registrant] shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3.

         (D) [Registrant] shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3 that the procedures and presumptions of this Article XIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that [Registrant] is bound by all the provisions of this Article XIII.

         "Section 4. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         "Section 5. [Registrant] may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of [Registrant] or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not [Registrant] would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that [Registrant] maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 6 of this Article XIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

         "Section 6. [Registrant] may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by [Registrant] the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of [Registrant] to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors, officers and employees of [Registrant].

         "Section 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this
Article XIII (including without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         "Section 8. For purposes of this Article XIII:

         (A) 'Disinterested Director' means a director of [Registrant] who is not and was not a party to the matter in respect of which indemnification is sought by the indemnitee.

         (B) 'Independent Counsel' means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (1) [Registrant] or the indemnitee in any matter material to either such party, or (2) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term 'Independent Counsel' shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either [Registrant] or the indemnitee in an action to determine the indemnitee's rights under this Article XIII.

         "Section 9. Any notice, request or other communication required or permitted to be given to [Registrant] under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of [Registrant] and shall be effective only upon receipt by the Secretary."

         Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act of 1933) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

         In addition, Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which Registrant or such persons may be required to make in respect thereof.


Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.


Item 8.  Exhibits.

           3(i)   -  Restated Certificate of Incorporation of Registrant as in
                     effect on the date hereof (incorporated herein by reference to Exhibit 3(i) to the Annual Report on Form 10-K of
                     Registrant for the fiscal year ended December 31, 1998).

           3(ii)b - By-laws of Registrant, as in effect on the date hereof (incorporated herein by reference to Exhibit 3(ii)b to the Annual Report on Form 10-K of Registrant for the fiscal year ended December 31, 2001).

           4a1    -  Rights Agreement dated as of November 19, 1997 between
                     Registrant and First Chicago Trust Company of New York, as
                     Rights Agent

                     (incorporated herein by reference to Exhibit 4a to the Current Report on Form 8-K of Registrant dated December 2,
                     1997).

           4a2    -  Amendment to the Rights Agreement dated as of December 24,
                     2002 between Registrant and EquiServe, Inc. (a successor to
                     First Chicago Trust Company of New York) as Rights Agent.

           15a1   -  Letter from PricewaterhouseCoopers LLP as to certain
                     unaudited financial information.

           23a1   -  Consent of Pricewaterhouse Coopers LLP, independent
                     accountants.

           24a1   -  Power of Attorney authorizing certain persons to sign this
                     Registration Statement and amendments hereto on behalf of certain directors and officers of Registrant.

           24b1   -  Power of Attorney authorizing certain persons to sign this
                     Registration Statement and amendments hereto on behalf of administrators of the Plan.

           99a1   -  Fortune Brands Amended and Restated Retirement Savings
                     Plan, as in effect prior to the effectiveness of the amendment referenced in item 99a2 hereof.

           99a2   -  Seventh Amendment to Fortune Brands Amended and Restated
                     Retirement Savings Plan, effective March 5, 2003.

           99b1   -  Fortune Brands, Inc. Savings Plans Master Trust between
                     Registrant and Fidelity Management Trust Company
                     (incorporated by reference to Exhibit 99b1 to the Registration Statement on Form S-8 for the Fortune Brands
                     Retirement Savings Plan filed on February 1, 2000 by
                     Registrant (Registration No. 333-95919)).

           99c1   -  First Amendment to Fortune Brands, Inc, Savings Plans
                     Master Trust between Registrant and Fidelity Management
                     Trust Company (incorporated by reference to Exhibit 99c1 to the Registration Statement on Form S-8 for the Future
                     Brands Retirement Savings Plan filed on April 2, 2001 by
                     Registrant (Registration No. 333-58166)).

           99d1   -  Second Amendment to Fortune Brands, Inc. Savings Plans
                     Master Trust between Registrant and Fidelity Management
                     Trust Company.

         The Registrant will submit the Plan including any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on this 11th day of March, 2003.


                                        FORTUNE BRANDS, INC.

                                        By   /s/  MARK A. ROCHE
                                           -------------------------------------
                                          (Mark A. Roche, Senior Vice President,
                                              Secretary and General Counsel)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of March, 2003.

                       Signature                                             Title
                       ---------                                             -----

                  NORMAN H. WESLEY*                     Chairman of the Board and Chief Executive Officer
          ---------------------------------                 (principal executive officer) and Director
                 (Norman H. Wesley)

                   CRAIG P. OMTVEDT*                            Senior Vice President and Chief
          ---------------------------------                             Financial Officer
                 (Craig P. Omtvedt)                                (principal financial officer)

                 NADINE A. HEIDRICH*                        Vice President and Corporate Controller
          ---------------------------------                       (principal accounting officer)
                (Nadine A. Heidrich)

                  PATRICIA O. EWERS*                                        Director
          ---------------------------------
                 (Patricia O. Ewers)

                   THOMAS C. HAYS*                                          Director
          ---------------------------------
                  (Thomas C. Hays)

               JOHN W. JOHNSTONE, JR.*                                      Director
          ---------------------------------
              (John W. Johnstone, Jr.)

                  GORDON R. LOHMAN*                                         Director
          ---------------------------------
                 (Gordon R. Lohman)

                   EUGENE A. RENNA*                                         Director
          ---------------------------------
                  (Eugene A. Renna)

                       Signature                                              Title
                       ---------                                              -----

                J. CHRISTOPHER REYES*                                        Director
          ---------------------------------
               (J. Christopher Reyes)

                   ANNE M. TATLOCK*                                          Director
          ---------------------------------
                  (Anne M. Tatlock)

                   DAVID M. THOMAS*                                          Director
          ---------------------------------
                  (David M. Thomas)

                  PETER M. WILSON*                                           Director
          ---------------------------------
                 (Peter M. Wilson)


     *By:      /s/ A. ROBERT COLBY
          -----------------------------------------------
            (A. Robert Colby, Attorney-in-Fact)

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on this 11th day of March, 2003.


                                   FORTUNE BRANDS RETIREMENT
                                       SAVINGS PLAN

                                   By     FRANK J. CORTESE*
                                      ----------------------------------
                                      (Frank J. Cortese, Chairman,
                                          Corporate Employee Benefits Committee)





     *By:   /s/ A. ROBERT COLBY
         -----------------------------------------------
            (A. Robert Colby, Attorney-in-Fact)